FORM 8-K


                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):   November 19, 1998




                   JMB MORTGAGE PARTNERS, LTD. - III
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                  0-16253                  36-3346551
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(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                   JMB MORTGAGE PARTNERS, LTD. - III
                           Chicago, Illinois
                   ---------------------------------



ITEM 5. OTHER EVENTS. The Partnership has reduced all of its mortgage investments to cash or cash equivalents and has thereby dissolved in accordance with the terms of its partnership agreement. The Partnership will make a final liquidating cash distribution to the holders of its limited partnership interests ("Interests") in the amount of $7.95 per Interest. The Partnership will wind up its affairs effective November 30, 1998.


ITEM 8. CHANGE IN FISCAL YEAR. On November 19, 1998, the Partnership determined to change its fiscal year from a December 31 fiscal year, used in its most recent filing for the quarter ended September 30, 1998, to the date of winding up, November 30, 1998. A final form 10-K will be filed covering this final period within 90 days of such date.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      JMB MORTGAGE PARTNERS, LTD. - III

                      BY:   JMB Realty Corporation
                            Corporate General Partner


                      By:   GAILEN J. HULL
                            Gailen J. Hull
                            Senior Vice President and
                            Principal Accounting Officer



Date:  December 1, 1998